UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 9, 2012
WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-32883 (Commission File Number)	13-4088127 (IRS Employer Identification Number)

5677 Airline Road, Arlington, Tennessee (Address of principal executive offices)	38002 (Zip Code)
Registrant’s telephone number, including area code: (901) 867-9971
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
We held our 2012 Annual Meeting of Stockholders on May 9, 2012. Our stockholders voted on three proposals at the meeting.

1)	Our stockholders elected nine directors to serve on our Board of Directors for a term of one year. The tabulation of votes with respect to each director nominee is as follows:

Nominee	For	Withheld	Broker Non-Votes
Gary D. Blackford	35,742,794	56,822	1,488,053
Martin J. Emerson	35,397,334	402,282	1,488,053
Lawrence W. Hamilton	35,393,874	405,742	1,488,053
Ronald K. Labrum	35,422,545	377,071	1,488,053
John L. Miclot	35,324,619	474,997	1,488,053
Robert J. Palmisano	35,742,297	57,319	1,488,053
Amy S. Paul	35,742,429	57,187	1,488,053
Robert J. Quillinan	35,750,774	48,842	1,488,053
David D. Stevens	35,663,321	136,295	1,488,053

2)
Our stockholders approved the advisory vote on the compensation of our named executives. There were 32,272,343 votes for, 2,552,066 votes against, 975,207 votes abstaining from, and 1,488,053 broker non-votes on the proposal.

3)
Our stockholders ratified the selection of KPMG LLP as our independent auditor for the year ending December 31, 2012. There were 36,899,274 votes for, 372,802 votes against, 15,593 votes abstaining from, and no broker non-votes on the proposal.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 14, 2012

WRIGHT MEDICAL GROUP, INC.
By:	/s/ Robert J. Palmisano
Robert J. Palmisano
President and Chief Executive Officer